Exhibit 10.3

CHARDAN HEALTHCARE ACQUISITION CORP.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of October 28, 2019 by and among Chardan Healthcare Acquisition Corp., a Delaware corporation (the “Company”), BiomX Ltd., an Israeli company (“BiomX”), Chardan Investments, LLC (“Chardan”) and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, BiomX, CHAC Merger Sub Ltd., an Israeli company (“Merger Sub”), and Shareholder Representative Services LLC, as the representative of the shareholders of the Company (the “Shareholders’ Representative”) entered into a Merger Agreement, dated July 16, 2019 (the “Merger Agreement”); and

WHEREAS, each of the Voting Parties, currently owns, or on closing of the transactions contemplated by the Merger Agreement, will own, shares of the Company’s capital stock, and wishes to provide for orderly elections of the Company’s board of directors as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Company that may vote in the election of the Company’s directors that such Voting Party owns from time to time (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent.

2. Election of Boards of Directors.

2.1 Voting. During the term of this Agreement, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors the following persons:

(a) Two (2) person(s) (each a “Chardan Designee”) designated by Chardan to serve for two (2) years from the Closing Date (as defined in the Merger Agreement); and

(b) Five (five) person(s) (each a “Stockholder Designee,” and collectively, the “Stockholder Designees”) designated below, which may be subsequently (following Closing) changed by the Shareholders’ Representative; and

2.2 Initial Designees. The initial Chardan Designees are Jonas Grossman and Gbola Amusa. The initial Stockholder Designees are Jonathan Solomon, Yaron Breski, Erez Chimovitz, Robbie Woodman and one vacancy.

2.3 Size of the Board. The parties hereto agree that they shall, and that they shall cause their respective designees to, maintain the size of the Company’s Board of Directors at seven (7) persons for two (2) years from the Closing Date.

2.4 Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Company’s Board of Directors are to the Company’s stockholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Company’s Board of Directors, the Company and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Company by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other person designated by the Company or the Shareholders’ Representative (after Closing) , as the case may be, to the Board of Directors as may be designated on the terms provided herein.

3. Approval of Amendment to the BiomX 2015 Equity Incentive Plan. During the term of this Agreement each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to approve an amended BiomX 2015 Employee Stock Option Plan (the “Equity Incentive Plan”), (or the adoption of a new equity incentive plan having the same effect) that will be assumed by Company as of the Effective Time), subject to and in accordance with Section 9.11 of the Merger Agreement.

4. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless such shares are sold into the public markets. Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares into the public markets), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

5. Covenants. The Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Company. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

6. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9. Termination. This Agreement shall terminate upon the first to occur of the following:

9.1 The date that is two (2) years from the Closing Date; or

9.2 immediately prior to a transaction pursuant to which a person or group other than current shareholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

10. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, and (b) the holders of a majority of Voting Shares then held by the Voting Parties and the Shareholders’ Representative, voting separately as a class; provided, however, that the right of the Company to nominate the Company Designee shall not be amended without the written consent of a majority in interest of the stockholders of the Company; and provided further, that the right of the Shareholders’ Representative to nominate the Stockholder Designees shall not be amended without the written consent of the Shareholders’ Representative.

11. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

12. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Company’s Board of Directors shall be subject to the laws of Delaware.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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This Voting Agreement is hereby executed effective as of the date first set forth above.

“COMPANY”

CHARDAN HEALTHCARE ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	President

“CHARDAN”

CHARDAN INVESTMENTS, LLC
a Delaware limited liability company

By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	Managing Member

“BiomX”

BIOMX LTD.,
an Israeli company

By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer

[SHAREHOLDERS]

This Voting Agreement is hereby executed effective as of the date first set forth above.

Yeda Research and Development Company Limited

By:	/s/ Gil Granot-Mayer
Name:	Gil Granot-Mayer
Title:	C.E.O.

By:	/s/ Mudi Sheves
Name:	Mudi Sheves
Title:	Chairman

ORBIMED ISRAEL PARTNERS, LIMITED PARTNERSHIP

and

ORBIMED ISRAEL INCUBATOR L.P.

By:	OrbiMed Israel Biofund GP, L.P., its general partner; and

By:	OrbiMed Israel GP Limited, its general partner

By:	/s/ Erez Chimovits
Name:	Erez Chimovits
Title:	Senior Managing Director

By:	/s/ Nissim Darvish
Name:	Nissim Darvish
Title:	Senior Managing Director

JOHNSON & JOHNSON INNOVATION-JJDC, INC.

By:	/s/ Zeev Zehavi
Name:	Zeev Zehavi
Title:	Vice President

TAKEDA VENTURES, INC.

By:	/s/ Michael Martin
Name:	Michael Martin
Title:	President

SBI JI INNOVATION FUND LIMITED PARTNERSHIP

By:	SBI JI Innovation Partners Ltd., its General Partner

By:	/s/ Yusuke Inaba
Name:	Yusuke Inaba
Title:	Director

HANS W. SCHOEPFLIN TRUST

By:	/s/ Hans Schoepflin
Name:	Hans Schoepflin
Title:

STICHTING LICHFIELD

By:	/s/ J.M. Wolkers
Name:	J.M. Wolkers
Title:	Director

[Voting Agreement]

STICHTING ADMINISTRATIEKANTOOR THE INVISIBLE HAND AT WORK

By:	/s/ Hendrik Brulleman
Name:	Hendrik Brulleman
Title:	Director

HEALTH FOR LIFE CAPITAL S.C.A. SICAR

By:	Health For Life Management /s/ Isabelle de Cremoux
Name:	Isabelle de Cremoux
Title:	Manager

HEALTH FOR LIFE CAPITAL FPCI – ALPHA COMPARTMENT

By:	SEVENTURE PARTNERS
Name:	Isabelle de Cremoux
Title:	CEO

MIRAE ASSET CAPITAL CO. LTD.

By:	/s/ Ji Kwang Chung
Name:	Ji Kwang Chung
Title:	Managing Director

MIRAE ASSET VENTURE INVESTMENT, CO, LTD. (THROUGH MIRAE ASSET YOUNG START-UP INVESTMENT FUND)

By:	/s/ Eung Suk Kim
Name:	Eung Suk Kim
Title:	CEO

MIRAE ASSET VENTURE INVESTMENT, CO, LTD. (THROUGH 2016 KIF-MIRAE ASSET ICT VENTURE FUND)

By:	/s/ Eung Suk Kim
Name:	Eung Suk Kim
Title:	CEO

MIRAE ASSET-CELLTRION NEW GROWTH FUND I

By:	/s/ Jikwang Chung
Name:	Jikwang Chung
Title:	Managing Director

[Voting Agreement]

8VC ANGEL FUND I, L.P.

By:	8VC Angel GP I, LLC, its General Partner

By:	/s/ Drew Oetting
Name:	Drew Oetting
Title:	Managing Member

8VC ANGEL FUND I ASSOCIATES, L.P.

By:	8VC Angel GP I, LLC, its General Partner

By:	/s/ Drew Oetting
Name:	Drew Oetting
Title:	Managing Member

8VC FUND I, L.P.

By:	8VC GP I, LLC its General Partner

By:	/s/ Joe Lonsdale
Name:	Joe Lonsdale
Title:	Managing Member

8VC ENTREPRENEURS FUND I, L.P.

By:	8VC GP I, LLC its General Partner

By:	/s/ Joe Lonsdale
Name:	Joe Lonsdale
Title:	Managing Member

RMGP BIO-PHARMA INVESTMENT FUND, L.P.

By:	RMGP Bio-Pharma Investments, L.P., its general partner

By:	RMGP Bio-Pharma General Partner Ltd., its general partner

By:	/s/ Asset Korat
Name:	Asset Korat
Title:	Partner
July 15 2019

CHONG KUN DANG PHARMACEUTICAL CORP.

By:	/s/ Young Joo Kim
Name:	Young Joo Kim
Title:	President

HANDOK INC.

By:	/s/ Jeong Yol Cho
Name:	Jeong Yol Cho
Title:	President

[Voting Agreement]

/s/ RHEE, JOO WON
RHEE, JOO WON

/s/ RHEE, JOO KYUNG
RHEE, JOO KYUNG

/s/ RHEE, JOO AH
RHEE, JOO AH

CFAM 2017 LLC

By:	/s/ Neil L. Cohen
Name:	Neil L. Cohen
Title:	Special Member

TELMINA LTD.

For and on behalf of Champel Directors Limited

By:	/s/ Tobias Reinmann
Name:	Tobias Reinmann
Title:	Corporate Director

KB INVESTMENT CO., LTD.

By:	/s/ Jong Pil Kim
Name:	Jong Pil Kim
Title:	Chief Executive Officer

KB DIGITAL INNOVATION INVESTMENT FUND LIMITED PARTNERSHIP

By:	/s/ Jong Pil Kim
Name:	Jong Pil Kim
Title:	Chief Executive Officer

BARUCH FAMILY REVOCABLE TRUST

By:	/s/ Thomas Baruch
Name:	Thomas Baruch
Title:	Manager

/s/ RAFI GIDRON
RAFI GIDRON

/s/ GUY HARMELIN
GUY HARMELIN

/s/ ALON HIRSCH
ALON HIRSCH

/s/ GBOLA AMUSA
GBOLA AMUSA

[Voting Agreement]